Share Exchange Transaction Contract

Party A: American Federal Mining Group, INC.

Legal Representative: Yu Xiao-jing

Party B: Li Le-yi

ID card: 320705196311190537

Whereas:

As the shareholders of the Xinjiang Burjin Country Xingzhen Mining Co, Ltd ( hereinafter called Xingzhen Mining), party B holds 80 percent of the company’s shares. Xingzhen Mining owns the exploration right of Xinjiang Buerjin county Keyinbulake copper-zinc mine which has great mining potential with considerable reserves of copper, zinc and other nonferrous metal mineral resources. And the exploration right will be transferred to Xingzhen Mining by the end of July 2006. To make further use of resources advantage potential and turn the potential to realistic economical benefits, in the principle of “make use of respective advantages for mutual benefits and development hand in hand”, it is hereby fully agreed that Party A shall use its creditor's rights which will be convertible listing shares of a listed American company in the United States (name of shares shall be determined upon the related listing) to claim the acquisition of Party B's 80% ownership equity of Xingzhen Mining while Party B has been agreed by Tianxiang New-tech Development Co., Ltd., Xinjiang Uygur Autonomous Region (a shareholder of 20% of the ownership equity of Xingzhen Mining) subject to the regulations set by the“Company Law” of the People’s republic of China, to transfer 80% ownership equity of Xingzhen Mining to Party A and Tianxiang New-tech Development Co., Ltd., Xinjiang Uygur Autonomous Region, has abandoned on the transferee priority assigned to the present transfer of ownership equity. Therefore, both Party A and Party B have hereby agreed the following terms for compliance.

Article 1 Transferred Target, Price and Payment Term

Transferred Target:

Party B owns 80% ownership equity of Xingzhen Mining, which owns the mining license for Xinjiang Buerjin county Keyinbulake copper-zinc mine as well as 100% of its prospecting rights and interests. Prospecting rights license number( prospecting license no. 6500000430547, geographical coordinate: east longitude 87°17′30″- 87°19′30″, north latitude 47°58′30″- 47°59′45″, the area is 3.59 square kilometers.) Party B hereby undertakes to assist Party A, after the completion of the ownership transferring, to settle down all of the mining license or permits to be held legally by Xingzhen Mining subject to related laws and regulations issued by China and local government and then to transit the present ownership equity transferred to the name of Party A.

Shares Exchange Price and Terms of Payment:

Party A shall purchase 80% ownership equity of Xingzhen Mining held by Party B on the transferring price of twenty-eight (28) million RMB Yuan of which eight (8) million RMB

Yuan shall be paid in cash and twenty (20) million RMB Yuan shall be paid by using stock shares. The cash amount of eight (8) million RMB Yuan shall be paid off in two (2) lump sums, i.e., within fifteen (15) days upon the signature of the present contract, a deposit value of 2.8 million RMB Yuan should be paid and the remainder amount of 5.2 should be paid off upon the completion as a listing company performed by Party A at American OTCBB Market (approximately at the beginning of July 2006). Besides, the twenty (20) million RMB Yuan shall be paid by party A to Party B by using its creditor's rights which will be convertible listing shares. Then the creditor’s rights of this said twenty (20) million RMB Yuan (converted into US dollars at the exchange rate of US Dollars and RMB Yuan announced By the Bank of China then) Party A owes Party B shall be converted into listing shares on the share price therewithal issued by Party A’s parent incorporation (OTCBB listing company) within one (1) month upon the completion of reverse-acquisition at American OTCBB Market performed by Party A (approximately at the end of June 2006).

Article 2: The Guarantee of Party B

Party B assures that the assets related to the share exchanging of this contract are not mortgaged or involved in any guarantee, and there is no third party being seized of recourse on these assets. The shares of exchanging are held by Party B flawlessly. Party B has complete and legal right treatment on these shares. Otherwise, Party B shall undertake related responsibilities of economics and legality.

Article 3: Contract in Force and the Nominal Acquisition Date

The present contract is executed in force upon the completion as a listing company performed by Party A at American OTCBB Market after the signature of both parties. When Party A fails to be a listing company, Party B shall return the deposit value and the present contract shall not go into effect. The nominal acquisition date is fixed to be the fifth date upon the listing date of Party A, on which date, Party B provides Xingzhen Mining’s property list and all kinds of mining information and documents on file to Party A.

Article 4：Shares Transferring

Party B will assist Party A to implement the procedure for changing the name of owner of the shares based on the laws and regulations of local and nation within 20 days after the acquisition day.

Article 5：The Management of Operation, Creditor’s Rights and Liabilities

The Management of the Enterprise:

Party A will appoint management persons to Xingzhen Mining after acquisition of its 80% shares. Party A will employ the former managers or employees of Xingzhen Mining if they are willing to working for Party A.

The Management of Creditor’s Rights and Liabilities:

The liabilities occurred before the acquisition day will be undertaken by Party B. The two parties will reckon accounts liabilities on the acquisition day. The two parties will sign an agreement with the third party to distinguish the liabilities which should not be undertaken by Party A.

Article: 6 Liabilities for Breach of Contract

1. If any party of this contract does not carry out the contract properly and completely, it should undertake the liability for breach of contract and compensate the other party for its related loss.

2. If Party A cannot pay the payment for the acquisition in time, it should pay Party B the 0.1% of the delayed fee of the total acquisition amount per day

3 .If Party B cannot provide lists of assets, reckon accounts the assets, assistant to implement the procedure to change the owner of business license through Industrial & commercial Department, or distinguish the liabilities which should not be undertaken by Party A, Party B must return the cash (stock) payment paid by Party A, and besides that it must pay Party A the 0.1% of the total payment as the penal sum.

Article 7: The Alteration and Termination of the Contract

In case of inability to fulfill the contract as a result of the force majored or external indefensible reason for one party, the contract may be altered or terminated. The both party must sign agreement of alteration or termination.

Article 8: Applicable Law and Settlement of Disputes

1. This contract will be ruled by the relevant laws of the People's Republic of China.

2. Any disputes arising from the execution of, or in connection with, the contract wll be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes will be submitted to the arbitral institution located in the place of contract signing.

Article 9: Others

1. The reserved copy of this contract shall be four copies, with two copies for each party.

2. The unmentioned items of this contract can be settled through consultations between both parties, and concluded in the supplementary contract. The supplementary contract has the same force effect as this contract.

Party A: American Federal Mining Group, INC.

Legal Representative: Yu Xiao-jing

Signature: Yu Xiao-jing

Date: April 28, 2006

Natural Person: Li Le-yi

ID Card: 320705196311190537

Date: April 28, 2006

Signature: Li Le-yi

Supplementary Share Exchange Contract

Party A: China Shenzhou Mining & Resources, Inc.

Authorized Representative: Xu Xueming

Party B: Li Leyi (ID card No.: 320705196311190537)

“Xinjiang Buerjin County Xingzhen Mining Co. Ltd, hereinafter referred to as “Xingzhen Mining”

Whereas,

According to the Share Exchange Contract signed on 28th April 2006 between Party B and American Federal Mining Group, Inc. (the former Party A, the wholly–owned subsidiary of China Shenzhou Mining & Resources Inc), the former Party A (American Federal Mining Group, Inc., hereinafter referred to as “the former Party A”) shall purchase the 80% of the shares of Xingzhen Mining held by Party B with the price of 28,000,000 Yuan RMB. The former Party A shall pay Part B 8,000,000 Yuan RMB in cash. The rest of the payment, 20,000,000 Yuan RMB, shall be paid as the form of issuing shares in the stock. In the contract Party A and Party B promise“After the former Party A (American Federal Mining Group) is listed in the American OTCBB Market，the former Party A shall pay the amount of 20,000,000 Yuan RMB (with the foreign exchange rate published by the Bank of China at the 30th September 2006) to Party B with stock at the 7.0 US dollars per share price within one month.

Party A as the parent company of American Federal Mining Group, Inc. (the former Party A) shall continue to implement the Share Exchange Contract signed by Party B and the former Party A (American Federal Mining Group, Inc.). Therefore, both parties hereby enter into a supplementary agreement to issue the shares of 20,000,000 Yuan RMB about paying the acquisition of Party B:

Article 1: According to the contract, Party A breaches the contract because Party A cannot issue shares of 20,000,000 Yuan RMB to Party B in promissory time for the payment of acquisition. Party A agrees to convert 20,000,000 Yuan RMB of acquisition payment with the foreign exchange rate (US$1=7.9Yuan RMB) published by the Bank of China on the 30th September 2006 into 632,910 shares as the total numbers of shares to be issued at the price of 4.0 US dollars per share.

Article 2: This agreement is the supplementary contract of the previous Share Exchange Contract; both of them have the equally authenticity.

Article 3: This contract made out in two originals, one original for each party.

Party A: China Shenzhou Mining & Resources, Inc.

Authorized Representative: /s/ Xu Xueming

Party B: /s/ Li Leyi (ID Card No.: 320705196311190537)

Address: Inner Mongolia Bayannuoer City Wulatehou Banner

This Contract was signed in Xinjiang on July 20, 2006.